Exhibit 99.1

INTELLIGROUP REPORTS FOURTH QUARTER FINANCIAL RESULTS

Edison, NJ (March 22, 2007):  Intelligroup Inc., a consulting, business optimization, and outsourcing firm serving global corporations, today reported financial results for its fourth quarter and year-ended December 31, 2006.  Such results are included at the end of this release and in the periodic report on Form 10-K for the period ended December 31, 2006, as filed with the United States Securities and Exchange Commission.

Fourth Quarter Highlights

•	Revenue: Fourth quarter revenue remained relatively flat compared to revenue in the third quarter in 2006, but it increased by 9% over the fourth quarter of 2005.
•

Utilization rates:  Utilization rates increased from 64% for the fourth quarter of 2005 to 68% for the fourth quarter of 2006 although sequentially utilization rates dipped from 72% in the third quarter of 2006.

•	Operating Performance: Operating performance improved by $3.6 million in fiscal year 2006 compared to fiscal year 2005
•	New Customers: 26 new customers were added globally in the fourth quarter.

Fourth Quarter performance:

The Company reported revenues in the fourth quarter of 2006 of $32.0 million, which marks a slight decrease of 1 ½ % from $32.5 million in the third quarter of 2006 and a 9% increase from $29.4 million in the fourth quarter of 2005. The Company’s average bill rates were relatively flat in the fourth quarter of 2006 as compared with the third quarter of 2006 and the fourth quarter of 2005. The Company reported gross margin of 23.3% for the fourth quarter of 2006, which marks a decrease from 28.6% for the third quarter of 2006 and 29.4% for the fourth quarter of 2005. The Company reported an operating loss of $2.6 million in the fourth quarter of 2006, which marks a decrease of $3.2 million from the operating income of $545,000 in third quarter of 2006. Of this decrease approximately $1.0 million is attributable to increased payroll cost due to the increase in hiring of technical personnel and approximately $1.3 million is attributable to a reserve provided against accounts receivable and unbilled revenue for one customer contract. The operating loss increased by $923,000 in fourth quarter of 2006 compared to an operating loss of $1.7 million in the fourth quarter of 2005.

Full year performance:

The Company reported revenue of $125.3 million for the fiscal year 2006 which is flat as compared with revenue of $125.3 million for fiscal year 2005. The Company reported gross margin of 27.3% for fiscal year 2006 which represents a slight increase from gross margin of 26.3% in fiscal year 2005. The Company’s operating performance improved by $3.6 million from an operating loss of $6.9 million in fiscal year 2005 to an operating loss of $3.3 million in fiscal year 2006.

ABOUT INTELLIGROUP

Intelligroup is a vertically-led ERP focused life cycle management partner serving global corporations as well as public sector clients. Its proven Global delivery model has enabled customers to accelerate results and reduce costs significantly. With deep expertise in industry-specific enterprise solutions, Intelligroup has earned a reputation for consistently exceeding client expectations. Intelligroup develops implements and supports IT solutions for some of the largest U.S. school systems and global corporations including GE, Hershey, Abbott Labs, Eastman Chemical, Hitachi, and Kimball International.

SAFE HARBOR STATEMENT

Certain statements contained herein, including statements regarding the development of services and markets and future demand for services and other statements regarding matters that are not historical facts, are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995).

Such forward-looking statements include risks and uncertainties; consequently, actual results may differ materially from those expressed or implied thereby.  Factors that could cause actual results to differ materially include, but are not limited to, variability of quarterly operating results, continued uncertainty of the IT market and revenues derived from application management business, uncertainty in revenues for traditional professional services offerings, loss of one or more significant customers, reliance on large projects, concentration of revenue, unanticipated costs associated with continued litigation, ability to attract and retain professional staff, dependence on key personnel, ability to manage growth effectively, risks associated with strategic partnerships, various project-associated risks, including termination with short notice, substantial competition, general economic conditions, risks associated with intellectual property rights, risks associated with international operations and other risk factors detailed under the caption “Risk Factors” in Intelligroup’s SEC filings.  Intelligroup disclaims any intention or obligation to update forward looking statements as a result of developments occurring after the date of this press release.

Intelligroup and the Intelligroup logo are registered trademarks and ‘Creating the Intelligent Enterprise’, 4Sight, 4Sight Plus, ASPPlus, myADVISOR, ASPPlus Power Upgrade Services and Uptimizer are service marks of Intelligroup in the U.S. and other countries. All other trademarks and company names mentioned are the property of their respective owners.

INTELLIGROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands except par value)

	December 31, 2006	December 31, 2005

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$12,277	$5,305
Short-term investments	2,227	—
Accounts receivable, less allowance for doubtful accounts of $991 and $1,329 at December 31, 2006 and 2005, respectively	20,477	18,533
Unbilled services, less allowance for doubtful accounts of $891 at December 31, 2006	9,464	9,475
Prepaid expenses and other current assets	2,423	2,497

Total current assets	46,868	35,810
Property and equipment, net	5,472	4,098
Deferred taxes and other assets	2,203	3,090

Total assets	$54,543	$42,998

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Line of credit borrowings	$4,959	$3,427
Accounts payable	3,078	5,044
Accrued payroll and related taxes	11,301	10,690
Accrued expenses and other current liabilities	4,695	4,076
Current portion of deferred revenue	2,294	847
Income taxes payable	—	167
Current portion of obligations under capital leases	483	257

Total current liabilities	26,810	24,508
Obligations undercapital leases, net of current portion	552	350
Deferred revenue, net of current portion	686	—
Other long-term liabilities	101	250

Total liabilities	28,149	25,108

Commitments and contingencies
Shareholders’ Equity
Preferred stock, $.01 par value, 5,000 shares authorized, none issued or outstanding	—	—
Common stock, $.01 par value, 50,000 shares authorized at December 31, 2006 and 2005, respectively, and 41,933 and 35,103 shares issued and outstanding at December 31, 2006 and 2005, respectively	419	351
Additional paid-in capital	69,702	58,137
Accumulated deficit	(43,753)	(40,046)
Accumulated other comprehensive loss	26	(552)

Total shareholders’ equity	26,394	17,890

Total liabilities and shareholders’ equity	$54,543	$42,998

INTELLIGROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(UNAUDITED)
(in thousands except per share data)

	YEAR ENDED DECEMBER 31,

	2006 US GAAP	2006 ADJUSTMENTS			2006 Non-GAAP	2005 US GAAP

Revenue	$125,309	$			$125,309	$125,326
Cost of revenue	91,104		(645	)(a)	90,459	92,304

Gross profit	34,205		645		34,850	33,022

Selling, general and administrative expenses	35,031		(966	)(a)	34,065	37,705
Depreciation and amortization	2,474				2,474	2,260

Total operating expenses	37,505		(966)		36,539	39,965

Operating income (loss)	(3,300)		1,611		(1,689)	(6,943)
Interest income (expense), net	(570)				(570)	(171)
Other income (expense), net	1,300				1,300	283

Income (loss) before income tax provision (benefit)	(2,570)		1,611		(959)	(6,831)
Provision for (benefit of) income taxes	1,137				1,137	(240)

Net income (loss)	$(3,707)		$1,611		$(2,096)	$(6,591)

Income (loss) per share:
Basic net income (loss) per share	$(0.09)		$0.04		$(0.05)	$(0.19)

Weighted average number of common shares outstanding - basic	40,179		40,179		40,179	35,103
Diluted net income (loss) per share	$(0.09)		$0.04		$(0.05)	$(0.19)

Weighted average number of common shares outstanding - diluted	40,179		40,179		40,179	35,103

In addition to its reported operating results in accordance with U.S. generally accepted accounting principles (GAAP), Intelligroup has included in the table above non-GAAP operating measures that the Securities and Exchange Commission defines as “non-GAAP financial measures.” Management believes that such non-GAAP financial measures, when read in conjunction with the company’s reported results, can provide useful supplemental information for investors analyzing period to period comparisons of the company’s results. The non-GAAP financial measures disclosed by the company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP column above for the twelve months ended December 31, 2006 reflects the following adjustment:

(a) To exclude stock-based compensation expense under FAS 123R, and related income tax benefit, recorded in the twelve months ended December 31, 2006.

INTELLIGROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(UNAUDITED)
(in thousands except per share data)

	THREE MONTHS ENDED DECEMBER 31,

	2006 US GAAP	2006 ADJUSTMENTS			2006 Non-GAAP	2005 US GAAP

Revenue	$32,033	$			$32,033	$29,462
Cost of revenue	24,577		(145	)(a)	24,432	20,790

Gross profit	7,456		145		7,601	8,672

Selling, general and administrative expenses	9,444		(209	)(a)	9,235	9,750
Depreciation and amortization	645				645	632

Total operating expenses	10,089		(209)		9,880	10,382

Operating loss	(2,633)		354		(2,279)	(1,710)
Interest income (expense), net	(172)				(172)	14
Other income (expense), net	(348)				(348)	570

Income (loss) before income tax provision (benefit)	(3,153)		354		(2,799)	(1,126)
Provision for (benefit of) income taxes	(811)				(811)	(88)

Net income (loss)	$(2,342)		$354		$(1,988)	$(1,038)

Income (loss) per share:
Basic net income (loss) per share	$(0.06)		$0.01		$(0.05)	$(0.03)

Weighted average number of common shares outstanding - basic	41,933		41,933		41,933	35,103
Diluted net income (loss) per share	$(0.06)		$0.01		$(0.05)	$(0.03)

Weighted average number of common shares outstanding - diluted	41,933		41,933		41,933	35,103

In addition to its reported operating results in accordance with U.S. generally accepted accounting principles (GAAP), Intelligroup has included in the table above non-GAAP operating measures that the Securities and Exchange Commission defines as “non-GAAP financial measures.” Management believes that such non-GAAP financial measures, when read in conjunction with the company’s reported results, can provide useful supplemental information for investors analyzing period to period comparisons of the company’s results. The non-GAAP financial measures disclosed by the company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP column above for the three months ended December 31 , 2006 reflects the following adjustment:

(a) To exclude stock-based compensation expense under FAS 123R, and related income tax benefit, recorded in the three months ended December 31, 2006.